EXHIBIT 99.1

October 22, 2009

Left Behind Games Inc. – CEO Update

Dear Fellow Stockholders:

Funding for Direct Marketing Campaign

Today, we finalized details and completed payment of 75% of the funds necessary to complete a direct mail campaign to reach more than 250,000 homes in the Texas area to support the Walmart trial of our Christian games.

Development of New Products

This week, we rehired our former Executive Director of Product Development, Kevin Hoekman and have begun development of a next-generation Christian game…details to be coming in future announcements.

New Strategic Relationship

This morning we provided financing to the largest privately-held Christian video game company, Digital Praise, Inc. Digital Praise’s two most successful products include Dance Praise® (think Christian Dance Party®) and its new Guitar Praise® (think Christian Guitar Hero®). For more information on their products, go to: www.digitalpraise.com.

Most sincerely,

Troy Lyndon

Chief Executive Officer

Inspired Media Entertainment

Left Behind Games Inc.

troy@inspiredmedia.com

(951) 634-5457 Direct

The registered trademarks above are trademarks of their respective owners.

This letter may contain certain “forward-looking statements” that are based on the Company’s current expectations, assumptions, estimates and projections about its business and industry.  various words, including, but not limited to, “may,” “expects,” “plans,” “anticipates,” “intends,” “will or would,” and similar expressions (modified as may be required by the context) are intended to identify “forward-looking statements.”  There can be no assurance that any of such statements will accurately predict future events, and actual results are subject to various risks and uncertainties that could cause the Company’s actual results to differ significantly and materially from those reflected in any forward-looking statements.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements which express the current beliefs and expectations of Left Behind Games’ management, including the expectation of improved sales of the company’s products. Such statements are subject to a number of known and unknown risks and uncertainties that could cause Left Behind Games’ future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of Left Behind Games' Form 10-KSB for the year ended March 31, 2006, which is on file with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.